EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 9, 1998 (except for Note 13, as to which the date is March 18, 1998) with respect to the consolidated financial statements and our report dated March 18, 1998 with respect to the schedule of Continental Airlines, Inc. (the "Company") included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission, into the following:

(i)     the Company's Registration Statements on Form S-8 (Nos.
        33-81324, 33-60009 and 333-06993) relating to the
        Company's 1994 Incentive Equity Plan;

(ii)    the Company's Registration Statement on Form S-8 (No.
        333-23165) relating to the Company's 1997 Stock Incentive
        Plan;

(iii)   the Company's Registration Statements on Form S-8 (Nos.
        33-81326 and 33-59995) relating to the Company's 1994
        Restricted Stock Grant;

(iv)    the Company's Registration Statement on Form S-8 (No.
        333-16723) relating to the Company's 1997 Employee Stock
        Purchase Plan;

(v)     the Company's Registration Statement on Form S-8 (No. 33-
        81328) relating to the Company's 1994 Employee Stock
        Purchase Plan;

(vi)    the Company's Registration Statement on Form S-3 (No.
        333-07899) relating to the Company's 6-3/4% Convertible
        Subordinated Notes and the related Offering Circular;

(vii)   the Company's Registration Statement on Form S-3 (No.
        333-09739) relating to Warrants, Class A Common Stock and
        Class B Common Stock and sales by certain Selling
        Securityholders and the related Prospectus;

(viii) the Registration Statement on Form S-3 (No. 333-04601) of the Company and Continental Airlines Finance Trust relating to 8-1/2% Convertible Trust Originated Preferred
        SecuritiesSM and the related Offering Memorandum;

(ix)    the Company's Registration Statement on Form S-3 (No.
        333-34545) relating to the Company's Pass Through
        Certificates for $1,850,000,000 and the related
        Prospectus;

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(x)    the Company's Registration Statement on Form S-3 (No.
        333-31285) relating to the Company's Pass Through
        Certificates for $250,000,000 and the related Prospectus;
        and

(xi)    the Company's Registration Statement on Form S-3 (No.
        333-29255) relating to the Company's Debt Securities
        (Debt Shelf) and the related Prospectus.



                                   ERNST & YOUNG


Houston, Texas
March 18, 1998